UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):      September 1, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I-trax, Inc. announced today that Bradley S. Wear has been appointed its Senior Vice President and Chief Financial Officer, effective September 1, 2007.  Mr. Wear is 49 years old.

From 2003 until April 2007, Mr. Wear served as the Chief Financial Officer of Qualifacts Systems, Inc., a provider of software solutions for the behavioral health and human services market.  From 1996 until 2003, Mr. Wear served as the Chief Financial Officer of digiChart, Inc., a medical records technology company.

In connection with Mr. Wear’s appointment, I-trax and Mr. Wear entered into an Employment Agreement, effective as of September 1, 2007.  The Employment Agreement is for an initial term of three year and renews annually thereafter.  Mr. Wear’s initial base salary is $240,000 per year, he is eligible for an annual bonus, and initially he will receive stock options to acquire 125,000 share of I-trax common stock.

If the Employment Agreement is terminated by I-trax without cause or by Mr. Wear for good reason, Mr. Wear will receive severance equal to one year base salary, payable over one year.

Mr. Wear has agreed not to compete against I-trax for a period of one year following the expiration of the initial term or any renewal term, even if Mr. Wear’s actual employment is terminated prior to such expiration.  Mr. Wear also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or any renewal term, even if the Mr. Wear’s employment is terminated prior to such expiration.

David R. Bock stepped down as I-trax’s Chief Financial Officer effective September 1, 2007, but will continue as Strategy Advisor to R. Dixon Thayer, the Chief Executive Officer of I-trax.  I-trax had previously disclosed Mr. Bock’s intention to step down as Chief Financial Officer in a current report filed May 14, 2007.

I-trax issued a press release on September 5, 2007 announcing Mr. Wear’s appointment as Senior Vice President and Chief Financial Officer, which is attached to this current report as Exhibit 99.1.

Item 9.01                      Exhibits.

99.1                      Press release, issued September 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  I-TRAX, INC.

Date: September 5, 2007	By: /s/ R. Dixon Thayer
Name: R. Dixon Thayer
Title: Chief Executive Officer